UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013 (April 26, 2013)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	98-0447716
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2800 First Canadian Centre, 350 – 7th Avenue S.W., Calgary, Alberta, Canada T2P 3N9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 668-5540

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors, etc., and

Item 8.01 Other Events.

The Registrant has no funds or other assets or resources, and no prospects of obtaining any funds or other resources, with which to finance any activities to pursue its business, including the lack of ability to have any employees, to develop or market any products, to make public filings with the Securities and Exchange Commission, or to sustain any operations or undertake any other activities of any nature.

As a result, each of the three directors of the Registrant, Mark Norris, Robert Power, and Jos de Smedt, has resigned from the board of directors of the Registrant, with the three resignations to become effective with the filing of this Form 8-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

April 26, 2013	By:	/s/ Robert Power
Robert Power
Chairman of the Board